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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-00164, 333-16757, 333-19157, 333-24783, 333-26075, 333-27403 and 333-37849 and the
Registration Statements on Form S-8 (Nos. 33-88974, 33-88976, 33-97000 and 333-33021) of PMT Services, Inc. of our report dated September 23, 1997, except as to Note 17 which describes the pooling of interests with Bancard, Inc. which is as of October 2, 1997, appearing on page 30 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 65 of such annual report on Form 10-K.

PRICE WATERHOUSE LLP

Nashville, Tennessee
October 29, 1997